Exhibit 1.1

Dolby Laboratories, Inc.

Class A Common Stock

(Par Value $0.001 per share)

Underwriting Agreement

May 23, 2007

Goldman, Sachs & Co.

85 Broad Street

New York, New York 10004

J.P. Morgan Securities Inc.

270 Park Avenue

New York, New York 10017

As representatives of the several Underwriters

named in Schedule I hereto

Ladies and Gentlemen:

Dolby Laboratories, Inc., a Delaware corporation (the “Company”), and the stockholder of the Company named on Schedule II hereto (the “Selling Stockholder”) confirm their respective agreements with the Underwriters named in Schedule I hereto (the “Underwriters”), for whom Goldman, Sachs & Co. and J.P. Morgan Securities Inc. are acting as representatives (in such capacity, the “Representatives”), with respect to the sale to the Underwriters by the Selling Stockholder, subject to the terms and conditions stated herein, of an aggregate of 7,000,000 shares (the “Firm Securities”) and, at the election of the Underwriters, up to 1,000,000 additional shares (the “Optional Securities”) of Class A Common Stock, par value $0.001 per share (“Class A Common Stock”), of the Company. The shares of Class B Common Stock, $0.001 par value per share, of the Company are hereinafter referred to as the “Class B Common Stock.” The Class A Common Stock and the Class B Common Stock are hereinafter collectively called the “Stock.” The Firm Securities and the Optional Securities that the Underwriters elect to purchase pursuant to Section 2 hereof are collectively called the “Securities.”

1. (A) The Company represents and warrants to, and agrees with, each of the Underwriters that:

(a) An “automatic shelf registration statement” as defined under Rule 405 under the Securities Act of 1933, as amended (the “Act”) on Form S-3 (File No. 333-142988) in respect of the Securities has been filed with the Securities and Exchange Commission (the “Commission”) not earlier than three years prior to the date hereof; such registration statement, and any post-effective amendment thereto, became effective on filing; and, based on advice from the Commission, no stop order suspending the effectiveness of such registration statement or any part thereof has been issued and no proceeding for that purpose has been initiated by the Commission; no such proceeding has, to the knowledge of the Company, been threatened by the Commission; and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act has been received by the Company (the base prospectus filed as part of such registration statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement, is hereinafter called the “Basic Prospectus”; any preliminary prospectus (including any preliminary prospectus supplement) relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Act is hereinafter called a “Preliminary Prospectus”; the various parts of such registration statement, including all exhibits thereto but excluding any Form T-1 and including any prospectus supplement relating to the Securities that is filed with the Commission and deemed by virtue of Rule 430B to be part of such registration statement, each as amended at the time such part of the registration statement became effective, are hereinafter collectively called the “Registration Statement”; the Basic Prospectus, as amended and supplemented immediately prior to the Applicable Time (as defined in Section 1(c) hereof), is hereinafter called the “Pricing Prospectus”; the form of the final prospectus relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Act is hereinafter called the “Prospectus”; any reference herein to the Basic Prospectus, the Pricing Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the date of such prospectus; any reference to any amendment or supplement to the Basic Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Act and any documents filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated therein, in each case after the date of the Basic Prospectus, such Preliminary Prospectus, or the Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Securities is hereinafter called an “Issuer Free Writing Prospectus”);

(b) Based on advice from the Commission, no order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein;

(c) For the purposes of this Agreement, the “Applicable Time” is 6:00 p.m. (New York City time) on the date of this Agreement. The Pricing Prospectus, as supplemented by and taken together with the information set forth in Schedule IV hereto, as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on Schedule III(a) hereto does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Prospectus and the information set forth in Schedule IV hereto as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in an Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein;

(d) The documents incorporated by reference in the Pricing Prospectus and the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder; any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder; and no such documents were filed with the Commission since the Commission’s close of business on the business day immediately prior to the date of this Agreement and prior to the execution of this Agreement, except as set forth on Schedule III(b) hereto;

(e) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein, in the case of the Registration Statement or any amendment or supplement thereto, necessary to make the statements therein not misleading or, in the case of the Prospectus or any amendment or supplement thereto, necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein;

(f) This Agreement has been duly authorized, executed and delivered by the Company;

(g) Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, other than as would not have, individually or in the aggregate, a Material Adverse Effect (as defined in subparagraph (n) below) or as disclosed in the Pricing Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Pricing Prospectus, there has not been any change in the capital stock or long term debt of the Company or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries taken as a whole, otherwise than as disclosed in the Pricing Prospectus;

(h) The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its subsidiaries, taken as a whole, in each case free and clear of all liens, encumbrances and defects except such as are described in the Pricing Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases (except as such enforceability may be subject to the laws of general application relating to bankruptcy and the relief of debtors and laws governing specific performance, injunctive relief or other equitable remedies) with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries, in each case except as described in the Pricing Prospectus;

(i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, has the corporate power and authority to own its properties and conduct its business as described in the Pricing Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to be so qualified or be in good standing, individually or in the aggregate, would not have a Material Adverse Effect; each of Dolby Laboratories, Inc., a California corporation (“DLICA”), and Dolby Laboratories Licensing Corporation, a New York corporation (“DLLC”) (each a “Significant Subsidiary” and collectively the “Significant Subsidiaries”) has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and conduct its business as described in the Pricing Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing in each jurisdiction, to the extent that the concept of “good standing” is applicable under the laws of such jurisdiction, in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to be so qualified or be in good standing would not, individually or in the aggregate, have a Material Adverse Effect; all of the issued shares of capital stock of each Significant Subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly by the Company, free and clear of all liens, encumbrances or claims. The Significant Subsidiaries are the only subsidiaries of the Company that are “significant subsidiaries” as defined under Rule 1-02(w) of Regulation S-X under the Act.

(j) The Company has an authorized capitalization as set forth in the Pricing Prospectus and all of the issued shares of capital stock of the Company (including, without limitation, the Securities) have been duly and validly authorized and issued and are fully paid and non-assessable and conform to the description of the Stock contained in the Pricing Prospectus and Prospectus;

(k) The sale of the Securities and the compliance by the Company with this Agreement and the consummation of the transactions herein contemplated (A) will not conflict with, or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or is subject, (B) will not result in any violation of the provisions of the Certificate of Incorporation or By-laws of the Company, (C) will not contravene any provision of applicable law, and (D) will not result in a violation of any judgment, order or decree of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, except, solely in the case of clauses (A) and (C), where any such conflicts, breaches, violations, defaults, or contraventions would not, individually or in the aggregate, have a Material Adverse Effect. No consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required to be obtained by the Company for the sale of the Securities or the consummation by the Company of the transactions contemplated by this Agreement except such as have been obtained under the Act or the Exchange Act and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws or foreign securities laws in connection with the purchase and distribution of the Securities by the Underwriters;

(l) Neither the Company nor any of its Significant Subsidiaries is (A) in violation of its Certificate of Incorporation or By-laws or (B) in default in the performance or observance of any material obligation, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties is subject, except solely in the case of clause (B) for such defaults as would not, individually or in the aggregate, have a Material Adverse Effect;

(m) The authorized capital stock of the Company conforms as to legal matters to the description thereof set forth under the caption “Description of Capital Stock” in the Pricing Prospectus and the Prospectus;

(n) Other than as set forth in the Pricing Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a material adverse effect on the current or future financial position, stockholders’ equity or results of operations of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”); and, to the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

(o) The Company is not an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(p)(A) (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), and (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Act) made any offer relating to the Securities in reliance on the exemption of Rule 163 under the Act, the Company was a “well-known seasoned issuer” as defined in Rule 405 under the Act; and (B) at the earliest time after the filing of the Registration Statement that the Company or “another offering participant” made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Securities, the Company was not an “ineligible issuer” as defined in Rule 405 under the Act;

(q) [Intentionally Omitted];

(r) The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. The Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting;

(s) Since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting;

(t) The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective;

(u) The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, individually or in the aggregate, have a Material Adverse Effect;

(v) There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, individually or in the aggregate, have a Material Adverse Effect;

(w) There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company or to require the Company to include such securities with the Securities registered pursuant to the Registration Statement or in any other registration statement that may be filed by the Company under the Act;

(x) Except as disclosed in the Pricing Prospectus, (i) the Company and its subsidiaries own or possess, or can acquire on reasonable terms, all material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by them in connection with the business now operated by them, except where the failure to own or possess or the inability to acquire on reasonable terms any of the foregoing would not, individually or in the aggregate, have a Material Adverse Effect, and (ii) neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect;

(y) The Company and its subsidiaries, taken as a whole, are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as the Company believes are prudent and customary in the businesses in which they are engaged; neither the Company nor any of its subsidiaries has been refused any insurance coverage sought or applied for; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect, except as disclosed in the Pricing Prospectus;

(z) The Company and its subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, except where the failure to obtain any such certificates, authorizations or permits would not, individually or in the aggregate, have a material and adverse effect on the Company and its subsidiaries, taken as a whole, and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect;

(aa) Except as disclosed in the Pricing Prospectus, with respect to the stock options (the “Stock Options”) granted pursuant to the stock-based compensation plans of the Company and its subsidiaries (the “Company Stock Plans”), (i) each grant of a Stock Option was made in accordance with the terms of the Company Stock Plans, the Exchange Act (to the extent applicable to such Stock Option) and all other applicable laws and regulatory rules or requirements, including the rules of the New York Stock Exchange, (ii) the per share exercise price of each Stock Option was equal to or greater than the fair market value of a share of the applicable Stock on the date (the “Grant Date”) on which the grant of such Stock Option was by its terms to be effective, provided that with respect to Stock Options granted prior to February 16, 2005, the fair market value of a share of the applicable Stock on the Grant Date shall for all purposes of this clause (ii) be deemed to be the fair market value of such share of Stock as determined by the Company’s board of directors on such Grant Date, and (iii) each such grant was properly accounted for in accordance with GAAP in the financial statements (including the related notes) of the Company and disclosed in the Company’s filings with the Commission in accordance with the Exchange Act (to the extent applicable to such Stock Option) and all other applicable laws; provided, however, that with respect to Stock Options granted prior to February 16, 2005, the representations in this subsection 1(A)(aa) are made only to the Company’s knowledge; and

(bb) Annex IV sets forth a true, complete and correct list of all of the Company’s executive officers and directors, each of whom has executed and delivered an agreement in substantially the form attached as Annex III-A, III-B or III-C hereto, as applicable. None of Peter C. Gotcher, Ted W. Hall, Sanford Robertson, Roger Siboni, Steven E. Forshay or David K. Watts, each of whom has executed and delivered an agreement in substantially the form attached hereto as Annex III-C, has entered into a plan pursuant to Rule 10b5-1 under the Exchange Act relating to the sale of shares of Stock.

(B) The Selling Stockholder represents and warrants to, and agrees with, each of the Underwriters that:

(a) This Agreement has been duly authorized, executed and delivered by or on behalf of the Selling Stockholder;

(b) All consents, approvals, authorizations and orders necessary for the execution and delivery by the Selling Stockholder of this Agreement and for the sale and delivery of the Securities to be sold by the Selling Stockholder hereunder, have been obtained, except such as may be required by the securities or Blue Sky laws of the various states or foreign securities laws in connection with the offer and sale of the Securities; and the Selling Stockholder has full right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver the Securities to be sold by the Selling Stockholder hereunder;

(c) The execution and delivery by the Selling Stockholder of, and the performance by the Selling Stockholder of its obligations under, this Agreement will not contravene any provision of applicable law or the trust instrument establishing the Selling Stockholder (the “Trust Instrument”) or any agreement or other instrument to which the Selling Stockholder is a party, except where the contravention of any applicable law or any agreement or other instrument (other than the Trust Instrument) would not, individually or in the aggregate, have a material adverse effect on the ability of the Selling Stockholder to consummate the transactions contemplated by this Agreement, or any judgment, order or decree of any governmental body or agency or court having jurisdiction over the Selling Stockholder, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency having jurisdiction over the Selling Stockholder is required for the performance by the Selling Stockholder of its obligations under this Agreement, except such as may be required by the securities or Blue Sky laws of the various states or foreign securities laws in connection with the offer and sale of the Securities;

(d) The Selling Stockholder has, and immediately prior to each Time of Delivery (as defined in Section 4 hereof) will have, valid title to, or a valid “security entitlement” within the meaning of Section 8-501 of the New York Uniform Commercial Code (the “UCC”) in respect of, the Securities to be sold by the Selling Stockholder free and clear of all security interests, claims, liens, equities or other encumbrances and the legal right and power, and all authorizations and approvals required by law, to enter into this Agreement and to sell, transfer and deliver the Securities to be sold by the Selling Stockholder or a security entitlement in respect of such Securities;

(e) Upon payment for the Securities to be sold by the Selling Stockholder pursuant to this Agreement, delivery of such Securities, as directed by the Underwriters, to Cede & Co. (“Cede”) or such other nominee as may be designated by the Depository Trust Company (“DTC”), registration of such Securities in the name of Cede or such other nominee and the crediting of such Securities on the books of DTC to securities accounts of the Underwriters (assuming that neither DTC nor any such Underwriter has notice of any adverse claim (within the meaning of Section 8-105 of the UCC) to such Securities) (a) DTC shall be a “protected purchaser” of such Securities within the meaning of Section 8-303 of the UCC, (b) under Section 8-501 of the UCC, the Underwriters will acquire a security entitlement in respect of such Securities and (c) no action based on any “adverse claim,” within the meaning of Section 8-102 of the UCC, to such Securities may be successfully asserted against the Underwriters with respect to such security entitlement; for purposes of this representation, the Selling Stockholder may assume that when such payment, delivery and crediting occur, (x) such Securities will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its certificate of incorporation, bylaws and applicable law, (y) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102 of the UCC and (z) appropriate entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to the UCC;

(f) During the period beginning on and including the date hereof and continuing through and including the date 90 days after the date of this Agreement (the “Lock-Up Period”), the Selling Stockholder will not offer, sell, contract to sell, pledge, grant any option to purchase, or make any short sale or otherwise dispose of, any Stock, or any options or warrants to purchase any Stock, or any securities convertible into or exchangeable or exercisable for, or that represent the right to receive, Stock, whether now owned or hereinafter acquired or owned directly by the Selling Stockholder (including holding as a custodian) or with respect to which the Selling Stockholder has or hereafter acquires beneficial ownership within the meaning of the rules and regulations of the Commission (collectively, with respect to the Selling Stockholder, the “Selling Stockholder’s Shares”), without the prior written consent of the Representatives, other than (i) Securities sold by the Selling Stockholder to the Underwriters pursuant to this Agreement, (ii) transactions by the Selling Stockholder relating to shares of Class A Common Stock or other securities acquired in open market transactions after the completion of the public offering of the Securities contemplated by this Agreement, (iii) transfers by the Selling Stockholder of Stock or any securities convertible into Stock as a bona fide gift or gifts, or by will or intestacy, (iv) transfers by the Selling Stockholder of Stock to any member of Ray Dolby’s immediate family or to any trust for the direct or indirect, sole or partial, benefit of Ray Dolby or Ray Dolby’s immediate family, or (v) transfers by the Selling Stockholder of shares of Class A Common Stock pursuant to the terms of a written plan in effect on the date of this Agreement and meeting the requirements of Rule 10b5-1 under the Exchange Act (“Rule 10b5-1”) relating to the sale of shares of Class A Common Stock; provided, however, that in the case of any transfer pursuant to clause (iii) or (iv) above, it shall be a condition to the transfer that (A) the transferee shall sign and deliver to the Representatives an agreement in substantially the form of Annex III-B to this Agreement and (B) such transfer shall not involve a disposition for value. The foregoing restriction is expressly agreed to preclude the Selling Stockholder from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Selling Stockholder’s Shares even if the Selling Stockholder’s Shares would be disposed of by someone other than the Selling Stockholder. Such prohibited hedging or other transactions include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Selling Stockholder’s Shares or with respect to any security that includes, relates to, or derives any significant part of its value from the Selling Stockholder’s Shares. Notwithstanding the lock-up restrictions described above, the Selling Stockholder may at any time enter into a written plan meeting the requirements of Rule 10b5-1 (a “New 10b5-1 Plan”) or amend an existing written plan meeting the requirements of Rule 10b5-1 (an “Amended 10b5-1 Plan”) relating to the purchase or sale of shares of Stock, if then permitted by the Company, provided that shares of Stock subject to any such New 10b5-1 Plan may not be sold until after completion of the Lock-Up Period and, until after completion of the Lock-Up Period, no shares of Stock may be sold under any Amended 10b5-1 Plan except for shares of Class A Common Stock that are sold in amounts and at times that would be have permitted pursuant to such plan prior to giving effect to such amendment and in accordance with clause (v) of this Section 1(B)(f). For purposes of this Section 1(B)(f), “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin;

(g) The Selling Stockholder has not taken and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities;

(h) The Selling Stockholder is not prompted by any information concerning the Company or its subsidiaries which is not set forth in the Pricing Prospectus to sell his Securities pursuant to this Agreement;

(i) To the extent that any statements or omissions made in the Registration Statement, the Basic Prospectus, the Pricing Prospectus, any other Preliminary Prospectus, the Prospectus or any amendments or supplements thereto, or any Issuer Free Writing Prospectus, are made in reliance upon and in conformity with written information furnished to the Company by the Selling Stockholder expressly for use therein, the Registration Statement, the Basic Prospectus, the Pricing Prospectus, any such other Preliminary Prospectus and any such Issuer Free Writing Prospectus did not, and the Prospectus and any further amendments or supplements to the Registration Statement, the Basic Prospectus, the Pricing Prospectus or any Issuer Free Writing Prospectus, when they become effective or are filed with the Commission, as the case may be, will not contain, as it relates to such statements and omissions, any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(j) In order to document the Underwriters’ compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions herein contemplated, the Selling Stockholder will deliver to you prior to or at the First Time of Delivery (as hereinafter defined) a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof);

(k) The Selling Stockholder is a trust organized and existing under the laws of the State of California.

In addition, the Selling Stockholder represents and warrants that the only shares of Stock owned, as of the date hereof, directly or indirectly, by Ray Dolby or in which Ray Dolby has a beneficial interest are the shares of Stock set forth on Schedule V, and further represents and warrants that all shares of Stock, and all options and warrants to purchase Stock, and all securities that are convertible into or exchangeable or exercisable for, or that represent the right to receive, Stock owned, directly or indirectly, by Ray Dolby or in which Ray Dolby has a direct or indirect beneficial interest (including, without limitation, through any partnership, trust or other entity) are subject to restrictions on transfer pursuant to Section 1(B)(f) of this Agreement or pursuant to an agreement in substantially the form attached as Annex III-B hereto that has been signed by the owner of such shares of Stock or other securities and delivered to the Representatives.

2. Subject to the terms and conditions herein set forth, the Selling Stockholder agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Selling Stockholder, at a purchase price per share of $30.64, the number of Firm Securities (to be adjusted by you so as to eliminate fractional shares) determined by multiplying the aggregate number of Firm Securities to be sold by the Selling Stockholder as set forth opposite the Selling Stockholder’s name in Schedule II hereto by a fraction, the numerator of which is the aggregate number of Firm Securities to be purchased by such Underwriter as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the aggregate number of Firm Securities to be purchased by all of the Underwriters from the Selling Stockholder hereunder and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Securities as provided below, the Selling Stockholder agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Selling Stockholder, at the purchase price per share set forth in clause (a) of this Section 2 (provided that the purchase price per Optional Security shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and paid or payable on the Firm Securities but not payable on the Optional Securities), that portion of the number of Optional Securities as to which such election shall have been exercised (to be adjusted by the Representatives so as to eliminate fractional shares) determined by multiplying such number of Optional Securities by a fraction the numerator of which is the maximum number of Optional Securities which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional Securities that all of the Underwriters are entitled to purchase hereunder.

The Selling Stockholder hereby grants to the Underwriters the right to purchase at their election up to an aggregate of 1,000,000 Optional Securities, at the purchase price per share set forth in the paragraph above, for the sole purpose of covering sales of shares in excess of the number of Firm Securities. Any such election to purchase Optional Securities may be exercised only by written notice from you to the Selling Stockholder, given within a period of 30 calendar days after the date of this Agreement and setting forth the aggregate number of Optional Securities to be purchased and the date on which such Optional Securities are to be delivered, as determined by the Representatives but in no event earlier than the First Time of Delivery (as defined in Section 4 hereof) or, unless the Representatives and the Selling Stockholder otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

3. Upon the authorization by the Representatives of the release of the Firm Securities, the several Underwriters propose to offer the Firm Securities for sale upon the terms and conditions set forth in the Prospectus.

4. (a) The Securities to be purchased by each Underwriter hereunder, in definitive form (except for such Securities which may be in book entry form), and in such authorized denominations and registered in such names as the Representatives may request upon at least forty-eight hours’ prior notice to the Company and the Selling Stockholder shall be delivered by or on behalf of the Selling Stockholder to the Representatives, through the facilities of the DTC, for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Selling Stockholder to the Representatives at least forty-eight hours in advance. Other than the Securities which may be in book entry form, the Selling Stockholder will cause the certificates representing the Securities to be made available for checking and packaging at least twenty-four hours prior to the Time of Delivery (as defined below) with respect thereto at the office of DTC or its designated custodian (the “Designated Office”). The time and date of such delivery and payment shall be, with respect to the Firm Shares, 9:30 a.m., New York City time, on May 30, 2007 or such other time and date as the Representatives and the Company may agree upon in writing, and, with respect to the Optional Shares, 9:30 a.m., New York time, on the date specified by the Representatives in the written notice given by the Representatives of the Underwriters’ election to purchase such Optional Shares, or such other time and date as the Representatives and the Company may agree upon in writing. Such time and date for delivery of the Firm Shares is herein called the “First Time of Delivery,” such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called the “Second Time of Delivery,” and each such time and date for delivery is herein called a “Time of Delivery.”

(b) The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross-receipt for the Securities and any additional documents requested by the Underwriters pursuant to Section 8(l) hereof, will be delivered at the offices of Company counsel: Wilson Sonsini Goodrich and Rosati, P.C., 650 Page Mill Road, Palo Alto, California 94304 (the “Closing Location”), and the Securities will be delivered at the Designated Office, all at such Time of Delivery. A meeting will be held at the Closing Location at 2:00 p.m., New York City time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.

5. The Company agrees with each of the Underwriters:

(a) To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement; before amending or supplementing the Registration Statement, the Basic Prospectus or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish you with copies thereof; to file promptly all other material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required in connection with the offering or sale of the Securities; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Securities, of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order; and in the event of any such issuance of a notice of objection, promptly to take such steps including, without limitation, amending the Registration Statement or filing a new registration statement, at its own expense, as may be necessary to permit offers and sales of the Securities by the Underwriters (references herein to the Registration Statement shall include any such amendment or new registration statement);

(b) If required by Rule 430B(h) under the Act, to prepare a form of prospectus in a form reasonably approved by you and to file such form of prospectus pursuant to Rule 424(b) under the Act not later than may be required by Rule 424(b) under the Act; and to make no further amendment or supplement to such form of prospectus which shall be reasonably disapproved by you promptly after reasonable notice thereof;

(c) If by the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, any of the Securities remain unsold by the Underwriters, the Company will file, if it has not already done so and is eligible to do so, a new automatic shelf registration statement relating to the Securities, in a form reasonably satisfactory to you. If at the Renewal Deadline the Company is no longer eligible to file an automatic shelf registration statement, the Company will, if it has not already done so, file a new shelf registration statement relating to the Securities, in a form reasonably satisfactory to you and will use its best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Deadline. The Company will take all other actions necessary or appropriate to permit the public offering and sale of the Securities to continue as contemplated in the expired registration statement relating to the Securities. References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be;

(d) Promptly from time to time to take such action as you may reasonably request to qualify the Securities for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Securities, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process or subject itself to taxation in any jurisdiction;

(e) Prior to 10:00 a.m., New York City time, on the New York Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Securities and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act or the Exchange Act, to notify you and upon your request to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Securities at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

(f) To make generally available to its securityholders as soon as practicable, but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

(g) During the period beginning from the date hereof and continuing through and including the date 90 days after the date of this Agreement, not to issue, offer, sell, contract to sell, pledge, grant any option to purchase, or make any short sale or otherwise dispose of, any Stock or any securities of the Company that are substantially similar to the Stock of either class, including but not limited to any options or warrants to purchase shares of Stock or any securities that are convertible into or exchangeable or exercisable for, or that represent the right to receive, Stock or any such substantially similar securities, or file any registration statement with the Commission relating to the offering of Stock or any such substantially similar securities, or any such options or warrants, or any securities convertible into or exercisable or exchangeable for, or that represent the right to receive, Stock or any such substantially similar securities, without the prior written consent of the Representatives, other than (i) the issuance of Stock or other securities pursuant to stock option plans or stock purchase plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date of this Agreement or pursuant to any stock option plan or stock purchase plan assumed by the Company in connection with the acquisition of another business in a transaction described in clause (ii) of this Section 5(g), or upon the exercise of any stock options outstanding as of the date of this Agreement or issued thereafter under any stock option plan described in this clause (i), (ii) the issuance by the Company of Stock or securities convertible into or exchangeable for shares of Stock in connection with any mergers or acquisitions of securities, businesses, property or other assets, joint ventures or other strategic corporate transactions or any other transaction, in each case the primary purpose of which is not to raise capital, provided that the sum of (1) the total number of shares of Stock issued pursuant to this clause (ii) plus (2) the total number of shares of Stock issuable upon conversion or exchange of any convertible or exchangeable securities issued pursuant to this clause (ii), shall not exceed 10% of the sum of (a) the aggregate number of shares of Class A Common Stock outstanding as of March 30, 2007 plus (b) the total number of shares of Class A Common Stock sold by the Selling Stockholder to the Underwriters pursuant to this Agreement, or (iii) the filing by the Company of any registration statements on Form S-8 or Form S-8/S-3 for the registration of shares of Stock issued pursuant to stock option plans or stock purchase plans described in clause (i) of this Section 5(g). The foregoing restriction is expressly agreed to preclude the Company from engaging in any hedging or other transaction which is designed to, or which reasonably could be expected to lead to or result in a disposition by the Company of, any Stock or any such substantially similar securities or any such options or warrants or any securities convertible into or exchangeable or exercisable for, or that represent the right to receive, Stock or any such substantially similar securities, even if the same would be disposed of by someone other than the Company. Such prohibited hedging and other transactions include, without limitation, any short sale or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any Stock or any such substantially similar securities or any such options or warrants or any securities convertible into or exercisable or exchangeable for, or that represent the right to receive, Stock or any such substantially similar securities, or with respect to any security that includes, relates to or derives any significant part of its value from any of the foregoing;

(h) If the Company has elected to defer payment of any of the filing fees relating to the Securities in accordance with Rule 456(b)(1) under the Act, to pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1) under the Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the Act; and

(i) To use its commercially reasonable efforts to maintain the listing of the Securities on the New York Stock Exchange (the “Exchange”).

6. (a) Each of the Company and the Selling Stockholder, severally and not jointly, represents and agrees that, without the prior consent of the Representatives, it has not made and will not make any offer relating to the Securities that would constitute a “free writing prospectus” as defined in Rule 405 under the Act; each Underwriter represents and agrees, severally and not jointly, that, without the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Securities that would constitute a free writing prospectus; any such free writing prospectus the use of which has been consented to by the Company and the Representatives is listed on Schedule III(a) hereto;

(a) The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and

(b) The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Representatives and the Selling Stockholder and, if requested by the Representatives, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein.

7. The Company and the Selling Stockholder covenant and agree with one another and with the several Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Securities under the Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, the Blue Sky Memorandum, any Canadian “wrapper” or other supplement used in connection with the offer or sale of Securities outside of the United States, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iii) all expenses in connection with the qualification of the Securities for offering and sale under state securities laws as provided in Section 5(d) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey; (iv) all fees and expenses in connection with listing the Securities on the Exchange (v) the filing fees incident to, and the fees and disbursements of counsel for the Underwriters in connection with, any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of the Securities; (vi) the cost and charges of any transfer agent or registrar; and (vii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section and a portion of the cost (determined as provided below) of any aircraft chartered in connection with the roadshow. In addition, the Company and the Selling Stockholder covenant and agree with one another and with the several Underwriters that the Selling Stockholder will pay or cause to be paid the following: (a) the fees and expenses of the Selling Stockholder’s counsel, (b) the cost of preparing the Securities, (c) all expenses and taxes incident to the sale and delivery of the Securities to the Underwriters hereunder and (d) all other costs and expenses incident to the performance of the Selling Stockholder’s obligations hereunder. In connection with clause (c) of the preceding sentence, the Representatives agree to pay New York State stock transfer tax, and the Selling Stockholder agrees to reimburse the Representatives for associated carrying costs if such tax payment is not rebated on the day of payment and for any portion of such tax payment not rebated, provided that the incurrence of such carrying costs, or the failure to obtain any portion of the rebate, is not caused by the Representatives’ failure to follow proper rebate procedures set forth in the New York stock transfer tax law regulations. It is understood, however, that, except as provided in this Section, and Sections 9 and 12 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Securities by them, and advertising expenses connected with any offers they may make and a portion of the cost (determined as provided below) of any aircraft chartered in connection with the roadshow.

The respective portions of the cost of any aircraft chartered in connection with the roadshow that are payable by the Company and the Underwriters shall be calculated as follows: the Underwriters shall pay an amount equal to the product of (a) the total cost of such chartered aircraft times (b) the fraction obtained by dividing the Total Underwriter Personnel by the Total Personnel, and the Company shall pay the remainder of the total cost of such chartered aircraft. As used in this paragraph, “Legs” means “legs” traveled by any aircraft chartered in connection with the roadshow; “Total Underwriter Personnel” means the sum of the number of Underwriter personnel aboard the chartered aircraft for each Leg; “Total Company Personnel” means the sum of the number of Company personnel aboard the chartered aircraft for each Leg; and “Total Personnel” means the sum of the Total Underwriter Personnel and the Total Company Personnel. For purposes of clarity, it is understood that, if there were a total of three Legs and there were four representatives of the Underwriters and three representatives of the Company aboard the aircraft on the first Leg, five representatives of the Underwriters and four representatives of the Company aboard the aircraft on the second Leg, and four representatives of the Underwriters and three representatives of the Company aboard the aircraft on the third Leg, then the Total Underwriter Personnel would be 13, the Total Company Personnel would be 10 and the Total Personnel would be 23.

8. The obligations of the Underwriters hereunder, as to the Securities to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company and the Selling Stockholder herein are, at and as of such Time of Delivery, true and correct, the condition that the Company and the Selling Stockholder shall have performed all of their respective obligations hereunder theretofore to be performed, and the following additional conditions:

(a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; all material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time period prescribed for such filings by Rule 433; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission and no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act shall have been received; no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

(b) Sidley Austin LLP, counsel for the Underwriters, shall have furnished to you such written opinion or opinions, dated such Time of Delivery, in form and substance satisfactory to you, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(c) Wilson Sonsini Goodrich & Rosati, Professional Corporation, counsel for the Company, and Kirkpatrick & Lockhart Preston Gates Ellis LLP, special counsel for the Company, shall have furnished to you their written opinions (a draft of such opinions is attached as Annex II-A and II-B hereto, respectively), dated such Time of Delivery, in form and substance reasonably satisfactory to you;

(d) On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, KPMG LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance reasonably satisfactory to you, to the effect set forth in Annex I hereto;

(e) (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as disclosed in the Pricing Prospectus, and (ii) since the respective dates as of which information is given in the Pricing Prospectus there shall not have been any change in the capital stock or long term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Pricing Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in your judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

(f) On or after the Applicable Time (i) no downgrading shall have occurred in the rating accorded to any of the Company’s securities by any “nationally recognized statistical rating organization,” as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s securities;

(g) On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange; (ii) a suspension or material limitation in trading in the Company’s securities on the New York Stock Exchange; (iii) a general moratorium on commercial banking activities declared by either Federal or New York or California state authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in your judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

(h) The Company shall have complied with the provisions of Section 5(e) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement;

(i) The Securities shall continue to be duly listed on the Exchange; and

(j) The Company has obtained and delivered to the Underwriters executed copies of an agreement from each of the persons and entities listed in Annex IV hereto, substantially in the form set forth in Annex III-A, III-B or III-C hereto, as applicable, and otherwise in form and substance satisfactory to you; and

(k) Morrison & Forester LLP, counsel for the Selling Stockholder, shall have furnished to you their written opinion with respect to the Selling Stockholder, dated such Time of Delivery, in form and substance reasonably satisfactory to you, to the effect that:

(i) this Agreement has been duly authorized, executed and delivered by the Selling Stockholder;

(ii) the execution and delivery by the Selling Stockholder of, and the performance by the Selling Stockholder of its obligations under, this Agreement do not contravene any provision of applicable law, do not violate, to the best of such counsel’s knowledge, any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Selling Stockholder, do not constitute a breach of the terms, conditions or provisions of, or constitute a default under, any provision of the Trust Instrument, and do not constitute a breach of the terms, conditions or provisions of, or constitute a default under, any contract, undertaking, indenture or other agreement to which the Selling Stockholder is a party, except where the contravention of any applicable law or the breach of, or default under, any such contract, undertaking, indenture or other agreement (other than the Trust Instrument) would not, individually or in the aggregate, have a material adverse effect on the ability of the Selling Stockholder to consummate the transactions contemplated by this Agreement, and no authorization, approval or consent of any court or governmental authority or agency is required in connection with the transactions contemplated by this Agreement, except such as have been obtained under the Act and such as may be required under state securities or Blue Sky laws or foreign securities laws in connection with the purchase and distribution of the Securities by the several Underwriters;

(iii) the Selling Stockholder is the legal and record owner of the Securities to be sold by the Selling Stockholder free and clear, to the best of such counsel’s knowledge, of all security interests, claims, liens, equities and other encumbrances, and the Selling Stockholder has the legal right and power, and all authorization and approval required by law, to enter into this Agreement and to sell, transfer and deliver the Securities to be sold by the Selling Stockholder or a security entitlement in respect of such Securities, and the delivery by the Selling Stockholder to the several Underwriters of the Securities being sold by the Selling Stockholder against payment therefor as provided in this Agreement will convey good and marketable title to such Securities to the several Underwriters, free and clear of all security interests, liens, encumbrances, equities, claims or other defects, assuming the Underwriters acquire such Securities without notice of any “adverse claim” (within the meaning of Section 8-102 of the UCC);

(iv) upon payment for the Securities to be sold by the Selling Stockholder pursuant to this Agreement, delivery of such Securities, as directed by the Underwriters, to Cede or such other nominee as may be designated by DTC, registration of such Securities in the name of Cede or such other nominee and the crediting of such Securities on the books of DTC to securities accounts of the Underwriters (assuming that neither DTC nor any such Underwriter has notice of any adverse claim within the meaning of Section 8-105 of the UCC to such Securities), (A) DTC shall be a “protected purchaser” of such Securities within the meaning of Section 8-303 of the UCC, (B) under Section 8-501 of the UCC, the Underwriters will acquire a security entitlement in respect of such Securities and (C) no action based on any “adverse claim” (within the meaning of Section 8-102 of the UCC) to such Securities may be successfully asserted against the Underwriters with respect to such security entitlement; in giving this opinion, counsel for the Selling Stockholder may assume that when such payment for, and delivery and crediting of, the Securities occur, (x) such Securities will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its certificate of incorporation, bylaws and applicable law, (y) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102 of the UCC and (z) appropriate entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to the UCC;

(v) such counsel shall state that such counsel has participated in conferences with representatives of the Underwriters and the Company and with the Selling Stockholder concerning the Registration Statement, the Pricing Prospectus and the Prospectus and any amendments or supplements thereto and the documents incorporated by reference therein and the information set forth in Schedule IV hereto, and has considered the matters required to be stated therein and the statements contained therein, although such counsel has not independently verified the accuracy, completeness or fairness of such statements and does not assume any responsibility for ascertaining whether or when any of the information contained in the Pricing Prospectus, as supplemented by and taken together with the information set forth in Schedule IV hereto, was conveyed to any purchaser of the Securities. Based upon and subject to the foregoing, nothing has come to such counsel’s attention that leads it to believe that: (i) the Registration Statement or any amendments thereto made by the Company prior to such Time of Delivery, at the respective times the Registration Statement or such amendments became effective (including, without limitation, the “new effective date” within the meaning of Rule 430B(f)(2)), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) the Pricing Prospectus, as supplemented by and taken together with the information set forth on Schedule IV hereto, as of the Applicable Time, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (iii) the Prospectus or any amendments or supplements thereto made by the Company prior to such Time of Delivery, as of their respective dates or at such Time of Delivery, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that counsel to the Selling Stockholder has not been requested to and need not make any comment pursuant to this paragraph with respect to the financial statements (including the notes thereto), supporting schedules and other financial information included or incorporated by reference in the Registration Statement, the Pricing Prospectus (including any of the information set forth in Schedule IV hereto), or the Prospectus, or any amendments or supplements thereto), provided, however, that the statements set forth in this paragraph only apply to statements or omissions in the Registration Statement, the Pricing Prospectus or the Prospectus based upon information relating to the Selling Stockholder furnished by the Selling Stockholder in writing expressly for use therein. For the avoidance of doubt, the only information in the Registration Statement, the Pricing Prospectus or the Prospectus based upon information relating to the Selling Stockholder furnished by the Selling Stockholder in writing expressly for use therein is the information appearing under the captions “Selling Stockholder” in the Registration Statement, the Pricing Prospectus and the Prospectus.

Such opinion shall expressly define the Registration Statement to include any prospectus supplement relating to the Securities that is filed with the Commission and deemed by virtue of Rule 430B to be part of the Registration Statement.

(l) The Company and Selling Stockholder shall have furnished or caused to be furnished to you at such Time of Delivery certificates of officers of the Company and of the Selling Stockholder reasonably satisfactory to you as to the accuracy of the representations and warranties of the Company and of the Selling Stockholder herein at and as of such time, as to the performance in all material respects by the Company and of the Selling Stockholder of all of their respective obligations hereunder to be performed at or prior to such time, as to the matters (solely in the case of the certificate of officers of the Company) set forth in subsections (a) and (e) of this Section and as to such other matters as you may reasonably request.

9. (a) The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) (A) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (B) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact included in the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use therein.

(b) The Selling Stockholder will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) (A) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (B) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact included in the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by the Selling Stockholder expressly for use therein (the “Selling Stockholder Information”); and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Selling Stockholder shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use therein. The liability of the Selling Stockholder under the indemnity agreement contained in this subsection (b) shall be limited to an amount equal to the aggregate public offering price (as set forth in the table on the cover page of the Prospectus) of the Securities sold by the Selling Stockholder under this Agreement. Notwithstanding anything in this Agreement to the contrary, the Company, the Selling Stockholder and each of the Underwriters hereby acknowledge and agree (including for purposes of Section 9(e) below), severally and not jointly, that the only Selling Stockholder Information in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto prepared by the Company on or prior to the date of this Agreement, or any Issuer Free Writing Prospectus prepared by the Company on or prior to the date of this Agreement, is the information appearing under the captions “Selling Stockholder” in the Registration Statement, the Basic Prospectus, the Preliminary Prospectus, the Pricing Prospectus and the Prospectus.

(c) Each Underwriter, severally and not jointly, will indemnify and hold harmless the Company and the Selling Stockholder against any losses, claims, damages or liabilities to which the Company or the Selling Stockholder, as the case may be, may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) (A) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (B) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact included in the Basic Prospectus, any Preliminary Prospectus, the

Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus or any such amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use therein; and will reimburse the Company and the Selling Stockholder for any legal or other expenses reasonably incurred by the Company or the Selling Stockholder, as the case may be, in connection with investigating or defending any such action or claim as such expenses are incurred.

(d) Promptly after receipt by an indemnified party under subsection (a), (b) or (c) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), provided that the indemnifying party shall not be entitled to assume the defense thereof if the named parties to any such action (including any impleaded parties) include both any indemnifying party and any indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. Subject to the foregoing, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any action in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriters and all persons, if any, who control any Underwriters within the meaning of the Act and all broker-dealer affiliates of any Underwriters, (ii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company and all officers and directors of the Company and all persons, if any, who control the Company within the meaning of the Act, and (iii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Selling Stockholder and all persons, if any, who control the Selling Stockholder within the meaning of the Act, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriters and such control persons and broker-dealer affiliates of any Underwriters, such firm shall be designated in writing by the Representatives of the Underwriters. In the case of any such separate firm for the Company and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. In the case of any such separate firm for the Selling Stockholder and such control persons of the Selling Stockholder, such firm shall be designated in writing by the Selling Stockholder. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(e) If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholder on the one hand and the Underwriters on the other from the offering of the Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (d) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Stockholder on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholder on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Stockholder bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Selling Stockholder on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Selling Stockholder and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint. The liability of the Selling Stockholder under the contribution agreement contained in this subsection (e) shall be limited to an amount equal to the aggregate public offering price (as set forth in the table on the cover page of the Prospectus) of the Securities sold by the Selling Stockholder under this Agreement; provided, however, that notwithstanding anything in this subsection (e) to the contrary, the Selling Stockholder shall be required to contribute under this subsection (e) to the extent, and only to the extent, that the losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon Selling Stockholder Information.

(f) The obligations of the Company and the Selling Stockholder under this Section 9 shall be in addition to any liability which the Company and the Selling Stockholder may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act and each broker-dealer affiliate of any Underwriter; and the obligations of the Underwriters under this Section 9 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company or the Selling Stockholder within the meaning of the Act.

10. (a) If any Underwriter shall default in its obligation to purchase the Securities which it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Securities on the terms contained herein. If within thirty six hours after such default by any Underwriter you do not arrange for the purchase of such Securities, then the Selling Stockholder shall be entitled to a further period of thirty six hours within which to procure another party or other parties satisfactory to you to purchase such Securities on such terms. In the event that, within the respective prescribed periods, you notify the Selling Stockholder that you have so arranged for the purchase of such Securities, or the Selling Stockholder notifies you that the Selling Stockholder has so arranged for the purchase of such Securities, you or the Selling Stockholder shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Securities.

(b) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by you and the Selling Stockholder as provided in subsection (a) above, the aggregate number of such Securities which remains unpurchased does not exceed one eleventh of the aggregate number of all the Securities to be purchased at such Time of Delivery, then the Selling Stockholder shall have the right to require each non-defaulting Underwriter to purchase the number of shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non- defaulting

Underwriter to purchase its pro rata share (based on the number of Securities which such Underwriter agreed to purchase hereunder) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by you and the Selling Stockholder as provided in subsection (a) above, the aggregate number of such Securities which remains unpurchased exceeds one eleventh of the aggregate number of all the Securities to be purchased at such Time of Delivery, or if the Selling Stockholder shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Securities of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Second Time of Delivery, the obligations of the Underwriters to purchase and of the Company to sell the Optional Securities) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company or the Selling Stockholder, except for the expenses to be borne by the Company, the Selling Stockholder and the Underwriters as provided in Section 7 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

11. The respective indemnities, agreements, representations, warranties and other statements of the Company, the Selling Stockholder and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any officer or director or controlling person of the Company, or any of the Selling Stockholder, or any controlling person of the Selling Stockholder, and shall survive delivery of and payment for the Securities.

12. If this Agreement shall be terminated pursuant to Section 10 hereof, the Company and the Selling Stockholder shall not then be under any liability to any Underwriter except as provided in Sections 7 and 9 hereof; but, if for any other reason (other than the failure to satisfy the conditions set forth in Section 8(g) hereof), any Securities are not delivered by or on behalf of the Selling Stockholder as provided herein, the Selling Stockholder will reimburse the Underwriters through you for all out of pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Securities not so delivered, but the Selling Stockholder shall then be under no further liability to any Underwriter in respect of the Securities not so delivered except as provided in Sections 7 and 9 hereof.

13. In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you jointly or by the Representatives on behalf of you .

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to the Representatives at Goldman, Sachs & Co., One New York Plaza, 42nd Floor, New York, New York 10004, Attention: Registration Department, and J.P. Morgan Securities Inc., 277 Park Avenue, New York, New

York 10172, Attention: Equity Syndicate Desk; if to the Selling Stockholder shall be delivered or sent by mail, telex or facsimile transmission to the Selling Stockholder, c/o Dolby Laboratories, Inc., 100 Potrero Avenue, San Francisco, CA 94103, Attention: Ray Dolby, with a copy to Morrison Forester LLP, 425 Market Street, Suite 3200, San Francisco, CA 94111, Attention: Thomas Kostic, Esq.; and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Secretary, with a copy to Wilson Sonsini Goodrich and Rosati P.C., 650 Page Mill Road, Palo Alto, CA 94304, Attention: Thomas C. DeFilipps; provided, however, that any notice to an Underwriter pursuant to Section 9(d) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company and the Selling Stockholder by you upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

14. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and the Selling Stockholder and, to the extent provided in Sections 9 and 11 hereof, the officers and directors of the Company and each person who controls the Company, the Selling Stockholder or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Securities from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

15. Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

16. The Company and the Selling Stockholder acknowledge and agree that (i) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company and the Selling Stockholder, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company or the Selling Stockholder, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company or the Selling Stockholder with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or the Selling Stockholder on other matters) or any other obligation to the Company or the Selling Stockholder except the obligations expressly set forth in this Agreement and (iv) each of the Company and the Selling Stockholder has consulted its own legal and financial advisors to the extent it deemed appropriate. Each of the Company and the Selling Stockholder agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company or the Selling Stockholder, in connection with such transaction or the process leading thereto.

17. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company, the Selling Stockholder and the Underwriters, or any of them, with respect to the subject matter hereof.

18. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

19. The Company, the Selling Stockholder and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

20. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

21. Notwithstanding anything herein to the contrary, the Company and the Selling Stockholder are authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company and the Selling Stockholder relating to that treatment and structure, without the Underwriters’ imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.

If the foregoing is in accordance with your understanding, please sign and return to us counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement between each of the Underwriters and the Company and the Selling Stockholder. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company and the Selling Stockholder for examination upon request, but without warranty on your part as to the authority of the signers thereof.

Very truly yours,

Very truly yours, Dolby Laboratories, Inc.

By:	/s/ N.W. Jasper Jr.
Name:	N.W. Jasper Jr.
Title:	President and CEO

Ray Dolby Trust under the Dolby Family Trust instrument, dated May 7, 1999

By:	/s/ Ray Dolby
Ray Dolby, Trustee

Accepted as of the date hereof: Goldman, Sachs & Co.,

By:	/s/ Goldman, Sachs & Co.
(Goldman, Sachs & Co.)

J.P. Morgan Securities Inc.,

By:	/s/ Noah Wintroub
Name:	Noah Wintroub
Title:	Executive Director

On behalf of each of the Underwriters

SCHEDULE I

Underwriter	Total Number of Firm Securities to be Purchased	Number of Optional Securities to be Purchased if Maximum Option Exercised
Goldman, Sachs & Co.	2,800,000	400,000
J.P. Morgan Securities Inc.	2,800,000	400,000
Morgan Stanley & Co. Incorporated	700,000	100,000
William Blair & Company, L.L.C.	350,000	50,000
Canaccord Adams Inc.	350,000	50,000

Total	7,000,000	1,000,000

SCHEDULE II

Selling Stockholder	Total Number of Firm Securities to be Sold	Number of Optional Securities to be Sold if Maximum Option Exercised
Ray Dolby Trust under the Dolby Family Trust instrument, dated May 7, 1999	7,000,000	1,000,000

Total	7,000,000	1,000,000

SCHEDULE III

(a) Issuer Free Writing Prospectuses: None.

(b) Additional Documents Incorporated by Reference: None.

SCHEDULE IV

Number of shares offered: 7,000,000

Initial offering price: $32.00 per share

SCHEDULE V

Shares of Stock beneficially owned by Ray Dolby:

(i)	100 shares of Class A Common Stock held by Ray Dolby;

(ii)	63,379,670 shares of Class B Common Stock held of record by Ray Dolby as Trustee of the Ray Dolby Trust under the Dolby Family Trust instrument, dated May 7, 1999;

(iii)	2,310,165 shares of Class B Common Stock held by Ray Dolby as Trustee of the Ray Dolby 2002 Trust A dated April 19, 2002, voting power of which is held by Thomas E. Dolby, son of Ray Dolby, as Special Trustee of the Ray Dolby 2002 Trust A dated April 19, 2002; and

(iv)	2,310,165 shares of Class B Common Stock held by Ray Dolby as Trustee of the Ray Dolby 2002 Trust B dated April 19, 2002, voting power of which is held by David E. Dolby, son of Ray Dolby, as Special Trustee of the Ray Dolby 2002 Trust B dated April 19, 2002.

Notwithstanding the above, Ray Dolby disclaims beneficial ownership of the above securities except to the extent of his pecuniary interest therein.

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